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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)           May 10, 1995



                             FirstMiss Gold Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Nevada                     0-16484                    64-0748908
     -------------                ----------             -------------------
     (State of                    (Commission               (IRS Employer
     Incorporation)               File Number)           Identification No.)




  5190 Neil Road, Suite 310, Reno, NV                               89502-6503
- ---------------------------------------                             ----------
(Address of principal executive offices)                            (Zip Code)



                                 (702) 827-0211
                        -------------------------------
                        (Registrant's telephone number)
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Item 5.  Other Events

         Effective May 10, 1995, FirstMiss Gold Inc. elected Walter A. Drexel to its board of directors. Drexel has more than 20 years of executive financial and administrative experience with Atlantic Richfield Company, including three years with its mining subsidiary Anaconda, and Burlington Northern Inc. Now retired, he most recently was vice chairman of Burlington Northern and is currently part owner of Chicago Central Railroad.

         Drexel was elected by the board of directors following an increase in the size of the board as permitted by the Nevada corporate code and pursuant to the bylaws of FirstMiss Gold. The bylaws provide that the number of directors shall be determined by resolution of the board of directors or by the shareholders at the annual meeting (Article III, Section 2). Any increase in the authorized number of directors creates a vacancy on the board, which may be filled by vote of a majority of the remaining directors (Article III, Section
4). A newly created directorship resulting from an increase in the authorized number of directors shall be apportioned by the board among the three classes of directors so as to maintain such classes as nearly equal as possible (Article III, Section 3).

         Further information concerning Mr. Drexel is contained in a press release issued by FirstMiss Gold Inc. on May 25, 1995 (attached as Exhibit 99 hereto), which is incorporated herein by reference.
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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         Exhibit 99          Press Release dated May 25, 1995.
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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    FIRSTMISS GOLD INC.



                                    By :   /s/ G. W. Thompson
                                         ---------------------------------------
                                           G. W. Thompson
                                           President and Chief Executive Officer




Date:  May 26, 1995
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                                 Exhibit Index


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Exhibits
    99        Press Release dated May 25, 1995
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